EXHBIT 99.4


                       NONQUALIFIED STOCK OPTION CONTRACT
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         THIS   NONQUALIFIED   STOCK   OPTION   CONTRACT   entered  into  as  of
______________, 1998 between SMARTSERV ONLINE, INC., a Delaware corporation (the "Company"), and ____________________ (the "Optionee").

                              W I T N E S S E T H:
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         1. Grant; Exercise Price. The Company, in accordance with the allotment made by the Stock Option Committee of the Company's Board of Directors (the "Committee"), and subject to the terms and conditions set forth herein, grants to the Optionee an option to purchase an aggregate of ______ shares of the Common Stock, $.01 par value per share, of the Company ("Common Stock") at an exercise price of $_____ per share (the "Option"), being at least equal to the fair market value of such shares of Common Stock on the date hereof. The Option is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Administration. Subject to the express provisions of this Contract, the Committee shall have the authority, in its sole discretion, to determine whether to accelerate the date of exercise of the Option or any installment hereof, whether shares of Common Stock may be issued upon the exercise of the Option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments, the form of payment of the exercise price, whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of the Option and, if so, whether to waive any such restriction, whether the Optionee is Disabled (as defined in Paragraph 14); the amount, if any, necessary to satisfy the Company's obligation to withhold taxes or other amounts and the fair market value of a share of Common Stock (within the meaning of Paragraph 6); to construe this Contract; with the consent of the Optionee, to cancel or modify the Option; to prescribe, amend and rescind rules and regulations relating to this Contract; to approve any provision which under Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as said Rule may be in effect and interpreted from time to time, "Rule 16b-3") requires approval by the Board of Directors of the Company, a committee of non-employee directors or the stockholders of the Company in order to be exempt under Rule 16b-3 (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering this Contract. Any controversy or claim arising out of or relating to this Contract or the Option shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 2 shall be conclusive and binding on the parties. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to this Contract or the Option.

         3. Term. The term of the Option shall be 10 years from the date hereof, subject to earlier termination as provided herein. However, the Option shall not be exercisable until the first anniversary of the date hereof, at which time it shall become exercisable ________. The right to purchase shares of Common Stock under the Option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the Option. Notwithstanding any of the foregoing, in no event may a fraction of a share of Common Stock be purchased under the Option. The Company shall at all times during the term of this Contract reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Contract.

         4. Exercise. The Option shall be exercised by giving written notice to the Company at its then principal office, presently Metro Center, One Station Place, Stamford, Connecticut 06902 Attn: Chief Financial Officer, stating that the Optionee is exercising the Option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock which have been held by the Optionee for at least six months, or
(c) a combination of the foregoing. The Company shall not be required to issue any shares of Common Stock pursuant to the Option until all required payments, including any required withholding, have been made.

         The Optionee shall not have the rights of a stockholder with respect to shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, the Optionee, if using previously acquired shares of Common Stock in payment of the exercise price, shall continue to have the rights of a stockholder with respect to such previously acquired shares.

         The Committee may, in its sole discretion, permit payment of the exercise price of the Option by delivery by the Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         5. Withholding Taxes. The Company may withhold (a) cash, (b) subject to any limitations under Rule 16b-3, shares of Common Stock to be issued with respect thereto having an aggregate fair market value on the exercise date, or
(c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the Company's obligation to withhold federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of the Option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

         6. Determination of Fair Market Value. The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national


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


securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

         7. Compliance With Securities Laws. Notwithstanding anything herein to the contrary, the Option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of the Option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of the Option, the shares of Common Stock to be issued upon the exercise of the Option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to him upon exercise of the Option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of the Option. Nothing herein shall be construed as requiring the Company to register the shares subject to the Option under the Securities Act.

         The Optionee represents and agrees that he will comply with all applicable laws relating to this Contract and the grant and exercise of the Option and the disposition of the shares of Common Stock acquired upon exercise of the Option, including without limitation, federal and state securities and "blue sky" laws.


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


         Notwithstanding anything herein to the contrary, if at any time the Committee shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to the Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the issuance of shares of Common Stock hereunder, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         8. Legends; Payment of Expenses. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of the Option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws or (b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock.

         The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of the Option, as well as all fees and expenses incurred by the Company in connection with such issuance.

         9. Termination of Relationship. If the Optionee's relationship with the Company, its Parent and Subsidiaries (as defined in Paragraph 14) as an employee has terminated for any reason (other than as a result of the death or Disability of the Optionee), the Optionee may exercise the Option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the Option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for cause, or (b) without the consent of the Company, the Option shall terminate immediately.

         For the purposes of this Contract, an employment relationship shall be deemed to exist between the Optionee and the Company if, at the time of the determination, the Optionee was an employee of the Company for purposes of
Section 422(a) of the Code. As a result, if the Optionee is on military, sick leave or other bona fide leave of absence, he shall continue to be considered an employee for purposes of this Contract during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the Optionee's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the Optionee's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

         Except as may otherwise be expressly provided herein, the Option shall not be affected by any change in the status of the Optionee so long as the Optionee continues to be an employee of the Company, any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).


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


         Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

         10. Death or Disability of Optionee. If the Optionee dies (a) while he is an employee of the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of such relationship by reason of his Disability, the Option may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 14), at any time within one year after death, but not thereafter and in no event after the date the Option would otherwise have expired.

         If the Optionee's relationship as an employee of the Company, its Parent and Subsidiaries has terminated by reason of the Optionee's Disability, the Optionee may exercise the Option to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the Option would otherwise have expired.

         11. Adjustments Upon Changes in Common Stock. Notwithstanding any other provision of this Contract, in the event of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Option Contract and the exercise price thereof shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to the Option without payment therefor.

         This Option shall become immediately exercisable in full upon the occurrence of a "Change in Control". For this purpose, a Change in Control shall be deemed to have occurred if (a) there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Exchange Act; (b) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), except for an employee stock ownership trust (or any of the trustees thereof), becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the Company's then outstanding securities having the right to vote on the election of directors, unless the transaction in which such person becomes such a beneficial owner was approved by a vote of at least two-thirds of the directors then still in office who were directors before such transaction was consummated; (c) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved,



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

cease for any reason to constitute at least 51% of the entire Board of Directors; (d) when a majority of the directors elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting) are not individuals nominated by the Company's incumbent Board of Directors; (e) if the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto being the holders of at least 80% of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (f) if the stockholders of the Company approve a plan of complete liquidation of the Company; or (g) if the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets.

         12. Amendments; Termination. The Board of Directors, without further approval of the Company's stockholders, may amend this Contract from time to time in such respects as it may deem advisable, including, without limitation, to comply with the provisions of Rule 16b-3 or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would make any change for which applicable law or regulatory authority requires stockholder approval. No amendment of this Contract shall, without the consent of the Optionee, adversely affect his rights hereunder.

         13. Non-transferability of Option. The Option granted under this Contract shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's Legal Representative. Except to the extent provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

         This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee or Legal Representative entitled to the Optionee's rights hereunder.

         14. Definitions. For purposes of this Contract, the following terms shall be defined as set forth below:

              (a) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

              (b) Legal Representative. The term "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Optionee with respect to the Option granted under this Contract.


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

              (c) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

              (d)  Subsidiary.   The  term  "Subsidiary"  shall  have  the  same
definition as "subsidiary corporation" in Section 424(f) of the Code.

         15. Governing Law; Construction. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

         This Contract shall not be construed or interpreted with any presumption against the Company by reason of the Company causing the Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

         16. Partial Invalidity. The invalidity,  illegality or unenforceability
of  any   provision   herein  shall  not  affect  the   validity,   legality  or
enforceability of any other provision.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                    SMARTSERV ONLINE, INC.


                                    By: ________________________________________
                                        Sebastian E. Cassetta
                                        Chairman & Chief Executive Officer



                                   _____________________________________________
                                                                 , Optionee


                                   _____________________________________________

                                   _____________________________________________
                                                     Address


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